UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 8, 2009

VOICE MOBILITY INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-27387

(Commission File Number)

33-0777819

(IRS Employer Identification No.)

100 - 4190 Lougheed Highway, Burnaby, British Columbia, Canada V5C 6A8

(Address of principal executive offices and Zip Code)

(604) 482-0000

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

On June 8, 2009, we closed a private placement of 5,000,000 units at a purchase price of $0.09 (Cdn$0.10) per unit for aggregate gross proceeds to our company of $445,250 (Cdn$500,000). Each unit consists of one common share in the capital of our company and one share purchase warrant. Each share purchase warrant entitles the holder to purchase one common share at the price of $0.18 (Cdn$0.20) per share for a period of three years from the closing of the private placement.

We issued the securities to 28 non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

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Additionally, 446,000 finders’ units were issued with each unit consisting of one common share and one share purchase warrant and each share purchase warrant having the same terms as set out above. The finders’ units were issued to two non-US persons (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits
99.1	Press Release dated June 8, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOICE MOBILITY INTERNATIONAL, INC.

By:	/s/ Randy Buchamer
Randy G. Buchamer
Chief Executive Officer and Director
(Principal Executive Officer and
Principal Financial Officer)
Dated: June 10, 2009

CW2643544.1